Exhibit 10.5
Contract Number: Z070049
Contract
For
TRANSFER OF FIFTY PERCENT OF THE EQUITY INTERESTS
Of
YUNHE COUNTY SHAPULONG HYDROPOWER GENERATION CO., LTD.
Transferor: Yunhe County Yunhe State Assets Management Co., Ltd.
Transferee: China Hydroelectric Corporation

Parties to this Contract
Transferor (hereinafter referred to as “Party A”): Yunhe County Yunhe State Assets Management Co., Ltd.

Registration Number:	3325231000372

Registered Address:	No. 108, Xinhua Street, Yunhe Town

Legal Form:	Limited Liability Company

Legal Representative:	Wang Chang Rong

ID Card Number:	332523196704050012

Telephone Number:	0578-5133872
Transferee (hereinafter referred to as “Party B”): China Hydroelectric Corporation

Legal Representative:	John Douglas Kuhns

In accordance with the provisions of the Contract Law of the People’s Republic of China, the Interim Measures for the Administration of Transfer of State-Owned Assets of Enterprises and other relevant laws and regulations of the People’s Republic of China (the “PRC”), Party A and Party B, after friendly consultations and on the principles of free will, fairness and good faith, have reached agreement concerning the transfer of fifty percent (50%) of the equity interests of Yunhe County Shapulong Hydropower Generation Co., Ltd. held by Party A to Party B, and entered into the Equity Transfer Contract as follows (hereinafter referred to as this “Contract”):
Article 1 Subject Matter for Transfer
The transferred subject hereunder shall be fifty percent (50%) of the equity interests of Yunhe County Shapulong Hydropower Generation Co., Ltd. (hereinafter referred to as the “Target Company”) held by Party A (hereinafter referred to as the “Transferred Equity”).
Article 2 Representations, Warranties and Undertakings by Party A
1.	Party A has the legal and valid right to dispose of the Transferred Equity.

2.	All evidencing documents and materials provided to Party B for the purpose of executing this Contract are authentic and complete.

3.	All requisite approvals for executing this Contract, including, without limitation, the authorizations, examination and approval, and internal decisions of the company, have been legally and validly obtained and all premises and conditions precedent for the establishment of this Contract have been satisfied.

4.	The Transferred Equity does not involve any third party’s rights and interests and the transfer of the Transferred Equity does not violate the articles of associations, executed contracts, agreements and all other legal documents binding on the Transferor.

5.	Party A shall provide all reasonable and necessary assistance so as to obtain relevant approvals of and alteration with relevant governmental authorities, which are requisite for the transfer of the Transferred Equity.
Article 3 Representations, Warranties and Undertakings of Party B
1.	Party B has the ability to enter into this Contract and fulfill its obligations hereunder.

2.	All requisite approvals for executing this Contract, including, without limitation, the authorizations, examination and approval, and internal decisions of the company, have been legally and validly obtained.

3.	The acquisition of the Transferred Equity by Party B does not violate any legal documents such as contracts and agreements which are binding on the Transferee.

4.	Party B undertakes that the information provided for bidding application and relevant supporting documents evidencing Party B satisfying the qualifications as the transferee (including relevant appendices) are authentic, legal and valid. Party B shall further assure that its capacity as the transferee and all materials provided by it can meet the requirements for the capacity as company shareholders as set by the administration for industry and commerce and other authorities.

5.	Party B undertakes and warrants the genuineness, legality and validity of the documents and materials provided by it for bidding application concerning the counter security for the loan in the amount of RMB 73,500,000 borrowed by the Target Company from China Construction Bank, Yunhe Sub-branch or concerning the conclusion of separate loan arrangement.

6.	Party B undertakes that all external contracts executed by the Target Company will be continued to be performed.

Article 4 Disposal Scheme for Claims and Debts of the Target Company
All original claims and debts of the Target Company shall be assumed by the new company established after the transfer of the Transferred Equity.
Article 5 Transfer Method; Transfer Price; Payment Schedule, Terms and Conditions for the Payment of Transfer Price
1.	The transfer shall be conducted by way of auction.

2.	The transfer price: Party A shall transfer the Transferred Equity at a price of RMB33,000,000.00 (hereinafter referred to as the “Transfer Price”) to Party B in accordance with Article 1 hereof.

3.	The terms for the payment of the Transfer Price: Party B shall pay the Transfer Price in a lump. Within five (5) business days from the signing date of this Contract, Party B shall remit the Transfer Price in full into the bank account designated by Zhejiang Property & Stock Exchange.

4.	The methods for the settlement and transfer of the Transfer Price: within five (5) business days after Zhejiang Property & Stock Exchange having received the total amount of the Transfer Price and all transaction fees remitted by Party B, Zhejiang Property & Stock Exchange shall remit 70% of the Transfer Price into the bank account designated by Party A, and the rest thirty percent (30%) of the Transfer Price shall be remitted to the bank account designated by Party A after the alteration procedure for the equity transfer has been accomplished by Party A and Party B.
Article 6 Delivery of the Transferred Equity

1.	It is agreed that, within ten (10) days from the full payment of the Transfer Price by Party B, Party A shall provide Party B with a list of assets for delivery regarding relevant title certificates, approvals, financial statements and other documents and materials in connection with the Transferred Equity. Party B shall confirm its examination and acceptance of the same by signing and sealing with its stamp.

2.	Party A shall be responsible for the completeness and genuineness of the above-mentioned list and the consistency between the list provided by it and corresponding Transferred Equity, and shall assume all legal liabilities arising out of any concealment or misrepresentation.

3.	Party A shall assist Party B in handling the transfer or alteration of relevant certificates or approvals. The Transferred Equity shall be deemed as being transferred to Party B after the property transfer or alteration procedures have been accomplished.
Article 7 Fees in relation to Transfer
Relevant taxes, fees and other expenses in relation to the alteration and transfer of property right in the course of the transaction stipulated herein shall be borne by Party A and Party B respectively in accordance with relevant national regulations.
Article 8 Resolution of Disputes
Any dispute between the Parties to this Contract shall firstly be resolved through friendly consultation or submitted to Zhejiang Property & Stock Exchange for intermediation. In the event that such dispute cannot be resolved through consultation or intermediation, either Party may bring action to the competent people’s court.
Article 9 Liability for Breach of Contract

1.	After this Contract comes into effect, in the event that any Party proposes to terminate (rescind) this Contract without cause, such Party shall pay, in a lump, 10% of the Transfer Price to the other Party as liquidated damages; in the event that the other Party incurs any losses, the defaulting Party shall assume corresponding liability for compensation.

2.	In the event that either Party A or Party B violates any of its representations, warranties or undertakings, the counterparty shall be entitled to require the defaulting Party to pay 10% of the Transfer Price as liquidated damages; in addition, the non-defaulting Party shall be entitled to further require the defaulting Party to compensate all losses arisen therefrom.

3.	In the event that Party B fails to pay the Transfer Price in accordance with this Contract, Party A shall be entitled to rescind this Contract, confiscate all guarantee fund paid by Party B and require Party B to compensate all losses (which shall be calculated by 0.5‰ per day of the total amount of the unpaid portion of the Transfer Price). In the event that Party A does not exercise its right to rescind this contract, it shall be entitled to require Party B to pay liquidated damages calculated by 0.5‰ of the total amount of the unpaid portion of the Transfer Price per day.

4.	In the event that Party A fails to deliver the Transferred Equity in accordance with this Contract, Party B shall be entitled to rescind this Contract and require Party A to compensate all losses arisen therefrom; in addition, Party B shall be entitled to further require Party A to pay liquidated damages calculated by 10% of the Transfer Price.

5.	In the event that this Contract fails to be performed or fully performed, or is declared null and void by relevant governmental authorities due to any Party’s fault, the defaulting Party shall assume the liabilities for breach of contract; in the event that both Parties are in breach, each defaulting Party shall be liable separately and proportionately to the other Party.

Article 10 Applicable Law
This Contract shall be governed by and construed in accordance with PRC laws and regulations.
Article 11 Modification and Rescission of This Contract
This Contract may be modified or rescinded upon mutual agreement by both Parties. In the event that any of the following circumstances occurs, any Party may rescind this Contract:
1.	The occurrence of Force Majeure or the purpose of this Contract being unable to be realized due to any reason not attributable to both Parties.

2.	The loss of the ability to perform this Contract by the other Party.

3.	The failure to perform this Contract by the other Party within the time limit provided in this Contract or the committing of any other defaulting act, which causes the purpose of this Contract to be failed.
This Contract shall be modified or rescinded in written form and shall be filed with Zhejiang Property & Stock Exchange for record.
Article 12 Effectiveness of This Contract
1.	This Contract shall become effective upon signing by the authorized representatives of Party A and Party B and affixing with official stamps. (Where approval or registration is required in accordance with laws and administrative regulations, this Contract shall come into effect when approved by or registered with the competent authorities).

2.	After this Contract comes into force, any modification on or supplement to this Contract shall be conducted in written form by both Parties, which shall be attached as appendice to this Contract. The appendices hereto shall have the same legal effect as this Contract.
Article 13 Miscellaneous
Subject to auditing, the operational profits and losses occurred between the base date of assets valuation and the completion date of equity transfer (the completion date of alteration registrations with the competent administration for industry and commerce) shall be solely enjoyed or born by the Transferee.
This Contract shall be signed in eight (8) counterparts. Party A and Party B shall each hold two (2) counterparts, Zhejiang Property & Stock Exchange shall keep one (1) counterpart for record, and the rest three (3) counterparts shall be submitted to relevant authorities.

Transferor (Party A): Yunhe County Yunhe State Assets Management Co., Ltd.
Legal Representative (Signature):
Signing Date: October 12, 2007
Transferee (Party B): China Hydroelectric Corporation
Authorized Representative (Signature):
Signing Date: October 12, 2007
Witnessed By: Zhejiang Property & Stock Exchange Co., Ltd.
Authorized Representative (Signature):
Witness Date: October 12, 2007
Signing Place: Hangzhou, Zhejiang Province